Exhibit 10.1

TELEPHONE AND DATA SYSTEMS, INC.

2011 LONG-TERM INCENTIVE PLAN

20__ STOCK OPTION AWARD AGREEMENT

Telephone and Data Systems, Inc., a Delaware corporation (the “Company”), hereby grants to <<NAME>>  (the “Optionee”), as of <<DATE>> (the “Option Date”), pursuant to the provisions of the Telephone and Data Systems, Inc. 2011 Long-Term Incentive Plan (the “Plan”), a Non-Qualified Stock Option (the “Option”) to purchase from the Company <<NUMBER>>  shares of Common Stock at the price of $<<PRICE>>  per share upon and subject to the terms and conditions set forth below.  Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.             Time and Manner of Exercise of Option.

1.1.         Exercise of Option.  (a)  In General.  Except as otherwise provided in this Award Agreement, the Option shall become exercisable in its entirety on the third annual anniversary of the Option Date.  The Option may not be exercised, in whole or in part, after the tenth annual anniversary of the Option Date (the “Expiration Date”).

(b)  Disability.  If the Optionee ceases to be employed by the Employers and Affiliates by reason of Disability (as defined below), the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee’s termination of employment, and after such date may be exercised by the Optionee (or the Optionee’s Legal Representative) for a period of 12 months after the effective date of the Optionee’s termination of employment or until the Expiration Date, whichever period is shorter.  If the Optionee shall die within such exercise period, the Option shall be exercisable by the beneficiary or beneficiaries duly designated by the Optionee, to the same extent the Option was exercisable by the Optionee on the date of the Optionee’s death, for a period ending on the later of (i) the last day of such exercise period and (ii) the 180 day anniversary of the Optionee’s death (but in no event later than the Expiration Date).  For purposes of this Award Agreement, “Disability” shall mean a total physical disability which, in the Committee’s judgment, prevents the Optionee from performing substantially such Optionee’s employment duties and responsibilities for a continuous period of at least six months.

(c)  Special Retirement.  If the Optionee ceases to be employed by the Employers and Affiliates by reason of Special Retirement (as defined below), the Option immediately shall become exercisable in full if (i) the Optionee has attained age 66 as of the effective date of the Optionee’s Special Retirement and (ii) the effective date of the Optionee’s Special Retirement occurs on or after January 1, 2014.  If the Optionee ceases to be employed by the Employers and Affiliates by reason of Special Retirement and either (i) the Optionee has not attained age 66 as of the effective date of the Optionee’s Special Retirement or (ii) the effective date of the Optionee’s Special Retirement occurs before January 1, 2014, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee’s Special Retirement.  The Option, to the extent then exercisable, may be exercised by the Optionee (or the Optionee’s Legal Representative) for a period of 12 months after the effective date of the Optionee’s Special Retirement or until the Expiration Date, whichever period is shorter.  If the Optionee shall die within such exercise period, the Option shall be exercisable by the beneficiary or beneficiaries duly designated by the Optionee, to the same extent the Option was exercisable by the Optionee on the date of the Optionee’s death, for a period ending on the later of (i) the last day of such exercise period and (ii) the 180 day anniversary of the Optionee’s death (but in no event later than the Expiration Date).  For purposes of this Award Agreement, “Special Retirement” shall mean an Optionee’s termination of employment with the Employers and Affiliates on or after the later of (i) the Optionee’s attainment of age 62 and (ii) the Optionee’s Early Retirement Date or Normal Retirement Date, as such terms are defined in the Telephone and Data Systems, Inc. Pension Plan.

(d)  Retirement.  If the Optionee ceases to be employed by the Employers and Affiliates by reason of Retirement (as defined below), the Option immediately shall become exercisable in full if (i) the Optionee has attained age 66 as of the effective date of the Optionee’s Retirement and (ii) the effective date of the Optionee’s Retirement occurs on or after January 1, 2014.  If the Optionee ceases to be employed by the Employers and Affiliates by reason of Retirement and either (i) the Optionee has not attained age 66 as of the effective date of the Optionee’s Retirement or (ii) the effective date of the Optionee’s Retirement occurs before January 1, 2014, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee’s Retirement.  The Option, to the extent then exercisable, may be exercised by the Optionee (or the Optionee’s Legal Representative) for a period of 90 days after the effective date of the Optionee’s Retirement or until the Expiration Date, whichever period is shorter.  If the Optionee shall die within such exercise period, the Option shall be exercisable by the beneficiary or beneficiaries duly designated by the Optionee, to the same extent the Option was exercisable by the Optionee on the date of the Optionee’s death, for a period ending on the earlier of (i) the 180 day anniversary of the Optionee’s death and (ii) the Expiration Date.  For purposes of this Award Agreement,

“Retirement” shall mean an Optionee’s termination of employment with the Employers and Affiliates on or after the Optionee’s attainment of age 65 that does not satisfy the definition of “Special Retirement” set forth in Section 1.1(c).

(e)  Resignation with Prior Consent of the Board.  If the Optionee ceases to be employed by the Employers and Affiliates by reason of the Optionee’s resignation of employment with the prior consent of the board of directors of such Optionee’s Employer (as evidenced in the Employer’s minute book), the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee’s resignation, and after such date may be exercised by the Optionee (or the Optionee’s Legal Representative) for a period of 90 days after such effective date or until the Expiration Date, whichever period is shorter.  If the Optionee shall die within such exercise period, the Option shall be exercisable by the beneficiary or beneficiaries duly designated by the Optionee, to the same extent the Option was exercisable by the Optionee on the date of the Optionee’s death, for a period ending on the earlier of (i) the 180 day anniversary of the Optionee’s death and (ii) the Expiration Date.

(f)  Death.  If the Optionee ceases to be employed by the Employers and Affiliates by reason of death, the Option shall be exercisable only to the extent it is exercisable on the date of death, and may be exercised by the beneficiary or beneficiaries duly designated by the Optionee for a period ending on the earlier of (i) the 180 day anniversary of the Optionee’s death and (ii) the Expiration Date.

(g)  Other Termination of Employment.  If the Optionee ceases to be employed by the Employers and Affiliates for any reason other than Disability, Special Retirement, Retirement, resignation of employment with the prior consent of the board of directors of the Optionee’s Employer (as evidenced in the Employer’s minute book) or death, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee’s termination of employment, and may be exercised by the Optionee (or the Optionee’s Legal Representative) for a period of 30 days after the effective date of the Optionee’s termination of employment or until the Expiration Date, whichever period is shorter.  If the Optionee shall die within such exercise period, the Option shall be exercisable only to the extent it is exercisable on the date of death and may be exercised by the beneficiary or beneficiaries duly designated by the Optionee for a period ending on the earlier of (i) the 180 day anniversary of the Optionee’s death and (ii) the Expiration Date.  Notwithstanding subsections (c) and (d) of this Section 1.1 and any other provision in this Award Agreement to the contrary, if the Optionee ceases to be employed by the Employers and Affiliates on account of the Optionee’s negligence, willful misconduct, competition with an Employer or other Affiliate or misappropriation of confidential information of an Employer or other Affiliate, in each case as determined by the Company in its sole discretion, the Option shall terminate immediately upon such termination of employment, unless such Option terminates earlier pursuant to Section 1.2.

(h)  Expiration of Option during Blackout Period.  If the Option shall expire under any of subsections (b) through (g) of this Section 1.1 during a period when the Optionee and family members or other persons living in the household of such persons are prohibited from trading in securities of the Company pursuant to the Telephone and Data Systems, Inc. Policy Regarding Insider Trading and Confidentiality (or any successor policy thereto) (a “Blackout Period”), the period during which the Option is exercisable shall be extended to the date that is 30 days after the date of the termination of the Blackout Period (but in no event later than the Expiration Date).

(i)  Expiration of Option during Suspension Period.  If the Option shall expire under any of subsections (b) through (g) of this Section 1.1 during a period when the exercise of the Option would violate applicable securities laws (a “Suspension Period”), the period during which the Option is exercisable shall be extended to the date that is 30 days after the date of the termination of the Suspension Period (but in no event later than the Expiration Date).

1.2.         Termination of Option and Forfeiture of Option Gain upon Competition or Misappropriation of Confidential Information.  Notwithstanding any other provision herein, the Option granted pursuant to this Award Agreement shall not be exercisable on or after any date on which the Optionee enters into competition with an Employer or other Affiliate, or misappropriates confidential information of an Employer or other Affiliate, in each case as determined by the Company in its sole discretion.  As of the date of such competition or misappropriation, the Option granted pursuant to this Award Agreement automatically shall terminate and thereby be forfeited to the extent it has not been exercised.  In the event of such competition or misappropriation, the Optionee shall pay the Company, within five business days of receipt by the Optionee of a written demand therefor, an amount in cash determined by multiplying the number of shares of Common Stock purchased pursuant to each exercise of the Option within the six months immediately preceding such competition or misappropriation (without reduction for any shares of Common Stock delivered by the Optionee or withheld by the Company pursuant to Section 1.3 or Section 2.4) by the difference between (i) the Fair Market Value of a share of Common Stock on the date of such exercise and (ii) the purchase price per share of Common Stock set forth in the first paragraph of this Award Agreement.  The Optionee acknowledges and agrees that the Option, by encouraging stock ownership and thereby increasing an employee’s proprietary interest in the Company’s success, is intended as an incentive to participating employees to remain in the employ of an Employer or other Affiliate.  The Optionee acknowledges and agrees that this Section 1.2 is therefore fair and reasonable, and not a penalty.

The Optionee agrees that by executing this Award Agreement the Optionee authorizes the Employers and any Affiliate to deduct any amount owed by the Optionee pursuant to this Section 1.2 from any amount payable by the Employers or any Affiliate to the Optionee, including, without limitation, any amount payable to the Optionee as salary, wages, vacation pay or bonus.  This right of setoff shall not be an exclusive remedy and an Employer’s or an Affiliate’s election not to exercise this right of setoff with respect to any amount payable to the Optionee shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Optionee or any other remedy.

For purposes of this Award Agreement, the Optionee shall be treated as entering into competition with an Employer or other Affiliate if the Optionee (i) directly or indirectly, individually or in conjunction with any Person, has contact with any customer of an Employer or other Affiliate or with any prospective customer which has been contacted or solicited by or on behalf of an Employer or other Affiliate for the purpose of soliciting or selling to such customer or prospective customer any competing product or service, except to the extent such contact is made on behalf of an Employer or other Affiliate, (ii) directly or indirectly, individually or in conjunction with any Person, becomes employed in the business or engages in the business of providing wireless, telephone or broadband products or services in any geographic territory in which an Employer or other Affiliate offers such products or services or has plans to do so within the next twelve months or (iii) otherwise competes with an Employer or other Affiliate in any manner or otherwise engages in the business of an Employer or other Affiliate.

The Optionee shall be treated as misappropriating confidential information of an Employer or other Affiliate if the Optionee (i) uses confidential information (as defined below) for the benefit of anyone other than an Employer or other Affiliate, as the case may be, or discloses the confidential information to anyone not authorized by an Employer or other Affiliate, as the case may be, to receive such information; (ii) upon termination of employment, makes any summaries of, takes any notes with respect to, or memorizes any confidential information or takes any confidential information or reproductions thereof from the facilities of an Employer or other Affiliate, or (iii) upon termination of employment or upon the request of an Employer or other Affiliate, fails to return all confidential information then in the Optionee’s possession.  “Confidential information” shall mean any confidential and proprietary drawings, reports, sales and training manuals, customer lists, computer programs, and other material embodying trade secrets or confidential technical, business, or financial information of an Employer or other Affiliate.

1.3.         Method of Exercise.  The Option may be exercised by the holder of the Option (1) by giving written notice to the Vice President-Human Resources of the Company (or such other Person as may be designated by the Vice President-Human Resources) specifying the number of whole shares of Common Stock to be purchased and by accompanying such notice with payment therefor in full (unless another arrangement for such payment which is satisfactory to the Company has been made) and (2) by executing such documents and taking any other actions as the Company may reasonably request.  Payment made be made either (i) in cash, (ii) by delivery (either actual delivery or by attestation procedures established by the Company) of previously-owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (iii) by authorizing the Company to withhold whole shares of Common Stock which otherwise would be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (iv) to the extent legally permissible, in cash by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise or (v) by a combination of (i), (ii) and (iii).  If payment of the purchase price is made pursuant to clause (ii) or (iii) of the second sentence of this Section 1.3, then any fraction of a share of Common Stock which would be required to satisfy the aggregate of such purchase price and the withholding taxes with respect to the Option, as described in Section 2.4, shall be disregarded and the remaining amount due shall be paid in cash by the holder.  No share of Common Stock shall be delivered until the full purchase price therefor and the withholding taxes thereon have been paid (or arrangement has been made for such payment to the Company’s satisfaction).

2.             Additional Terms and Conditions of Option.

2.1.         Option subject to Acceptance.  The Option shall become null and void unless the Optionee accepts this Award Agreement by executing it in the space provided at the end hereof and returning it to the Vice President-Human Resources of the Company.

2.2.         Nontransferability of Option.  The Option may not be transferred other than (i) to a beneficiary upon the Optionee’s death (as designated on the form attached hereto or under the terms of the Plan) or (ii) by gift by the Optionee to a Permitted Transferee.  Except as permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

By accepting the Option, the Optionee agrees that if all beneficiaries designated on a beneficiary designation form prescribed by the Company predecease the Optionee or, in the case of corporations, partnerships, trusts or other entities which are designated beneficiaries, are terminated, dissolved, become insolvent or are adjudicated bankrupt prior to the date of the Optionee’s death, or if the Optionee fails to properly designate a beneficiary on a beneficiary designation form prescribed by the Company, then the Optionee hereby designates the following Persons in the order set forth herein as the Optionee’s beneficiary or beneficiaries:  (i) the Optionee’s spouse, if living, or if none, (ii) the Optionee’s then living descendants, per stirpes, or if none, (iii) the Optionee’s estate.

2.3.         Agreement by Optionee.  As a condition precedent to any exercise of the Option, the holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of shares of Common Stock and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.

2.4.         Withholding Taxes.  (a) As a condition precedent to any issuance or delivery of shares of Common Stock upon exercise of the Option, the holder shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares of Common Stock, such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to such exercise of the Option.  If the holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the holder.

(b)  The holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means:  (1) a cash payment to the Company, (2) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously-owned whole shares of Common Stock, the Fair Market Value of which shall be determined as of the date the obligation to withhold or pay taxes first arises in connection with the Option (the “Tax Date”), (3) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered to the holder upon exercise of the Option, the Fair Market Value of which shall be determined as of the Tax Date, (4) to the extent legally permissible, a cash payment by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise or (5) any combination of (1), (2) and (3).  Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the minimum amount of the Required Tax Payments.  Any fraction of a share of Common Stock which would be required to satisfy the aggregate of such tax withholding obligation and the purchase price of the Option shall be disregarded and the remaining amount due shall be paid in cash by the holder.  The Optionee agrees that if by the pay period that immediately follows the date that the Option is exercised, no cash payment attributable to any such fractional share shall have been received by the Company, then the Optionee hereby authorizes the Company to deduct such cash payment from any amount payable by the Company or any Affiliate to the Optionee, including without limitation any amount payable to the Optionee as salary or wages.  The Optionee agrees that this authorization may be reauthorized via electronic means determined by the Company.  The Optionee may revoke this authorization by written notice to the Company prior to any such deduction.  No share of Common Stock shall be delivered until the Required Tax Payments have been satisfied in full (or arrangement has been made for such payment to the Company’s satisfaction).

2.5.         Adjustment.  In the event of any conversion, stock split, stock dividend, recapitalization, reclassification, reorganization, merger, consolidation, spin-off, combination, exchange of shares, liquidation or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of shares subject to the Option and the purchase price per share shall be appropriately and equitably adjusted by the Committee, such adjustment to be made without an increase in the aggregate purchase price.  Such adjustment shall be made in compliance with the requirements of Section 409A of the Code applicable to stock rights, including without limitation the requirements of Treasury Regulation §1.409A-1(b)(5)(v)(D), and shall be final, binding and conclusive.  If such adjustment would result in a fractional security being subject to the Option, the Company shall pay the holder, in connection with the first exercise of the Option occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the exercise date over (B) the purchase price of the Option.

2.6.         Change in Control.  (a) Notwithstanding any provision of the Plan or any other provision of this Award Agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may in its discretion, but shall not be required to, make such adjustments to the Option as it deems appropriate, including, without limitation:

(1)         causing the Option to immediately become exercisable in whole or in part; and/or

(2)         substituting for some or all of the shares of Common Stock subject to the Option, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control; provided, however, that in the event of such a substitution, the purchase price per share of stock then subject to the Option shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), but in no event shall the aggregate purchase price for such shares be greater than the aggregate purchase price for the shares of Common Stock subject to the Option prior to the Change in Control; and/or

(3)         requiring that the Option, in whole or in part, be surrendered to the Company by the holder, and be immediately cancelled by the Company, and providing for the holder to receive (i) a cash payment in an amount equal to the number of shares of Common Stock then subject to the portion of the Option surrendered, to the extent the Option is then exercisable or becomes exercisable pursuant to this Section 2.6(a), multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price per share of Common Stock subject to the Option, (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.

(b)           For purposes of the Plan and this Award Agreement, “Change in Control” shall mean:

(1)           the acquisition by any Person, including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13(d)(3) promulgated under the Exchange Act, of the then outstanding securities of the Company (the “Outstanding Voting Securities”) (x) having sufficient voting power of all classes of capital stock of the Company to elect at least 50% or more of the members of the Board or (y) having 50% or more of the combined voting power of the Outstanding Voting Securities entitled to vote generally on matters (without regard to the election of directors), excluding, however, the following:  (i) any acquisition directly from the Company or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or an Affiliate), (ii) any acquisition by the Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 2.6(b), or (v) any acquisition by the following Persons:  (A) LeRoy T. Carlson or his spouse, (B) any child of LeRoy T. Carlson or the spouse of any such child, (C) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild, (D) the estate of any of the Persons described in clauses (A)-(C), (E) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar Persons) provided that all of the current beneficiaries of such trust or similar arrangement are Persons described in clauses (A)-(C) or their lineal descendants, or (F) the voting trust which expires on June 30, 2035, or any successor to such voting trust, including the trustees of such voting trust on behalf of such voting trust (all such Persons, collectively, the “Exempted Persons”);

(2)           individuals who, as of July 29, 2011, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company after July 29, 2011, whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3)           consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the Persons who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, (x) sufficient voting power to elect at least a majority of the members of the board of directors of the corporation resulting from the Corporate Transaction and (y) more than 50% of the combined voting power of the outstanding securities which are entitled to vote generally on matters (without regard to the election of directors) of the corporation resulting from such Corporate Transaction (including in each of clauses (x) and (y), without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company’s assets), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons:  (v)  the Company or an Affiliate, (w)  any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (x)  the corporation resulting from such Corporate Transaction, (y)  the Exempted Persons, and (z) any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 50% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4)         approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

2.7.         Compliance with Applicable Law.  The Option is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, such shares will not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

2.8.         Delivery of Shares.  Upon the exercise of the Option, in whole or in part, the Company shall, subject to Section 2.4, deliver or cause to be delivered the shares of Common Stock purchased against full payment therefor.  The holder of the Option shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, unless the Company in its discretion elects to make such payment.

2.9.         Option Confers No Rights as Stockholder.  The holder of the Option shall not be entitled to any privileges of ownership with respect to shares of Common Stock subject to the Option unless and until such shares are purchased and delivered upon an exercise of the Option and the holder becomes a stockholder of record with respect to such delivered shares.

2.10.       Company to Reserve Shares.  The Company shall at all times prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Common Stock, the full number of shares subject to the Option from time to time.

2.11.       Option subject to Clawback.  The Option and any shares of Common Stock delivered pursuant to the Option are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

3.             Miscellaneous Provisions.

3.1.         Option Confers No Rights to Continued Employment or Service.  In no event shall the granting of the Option or the acceptance of this Award Agreement and the Option by the Optionee give or be deemed to give the Optionee any right to continued employment by or service with any Employer or any subsidiary or affiliate of an Employer.

3.2.         Decisions of Committee.  The Committee or its delegate shall have the right to resolve all questions which may arise in connection with the Option or its exercise.  Any interpretation, determination or other action made or taken by the Committee or its delegate regarding the Plan or this Award Agreement shall be final, binding and conclusive.

3.3.         Award Agreement subject to the Plan.  This Award Agreement is subject to the provisions of the Plan, as it may be amended from time to time, and shall be interpreted in accordance therewith.  The Optionee hereby acknowledges receipt of a copy of the Plan.

3.4.         Successors.  This Award Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any Person or Persons who shall acquire any rights hereunder in accordance with this Award Agreement or the Plan.

3.5.         Notices.  All notices, requests or other communications provided for in this Award Agreement shall be made in writing either (a) by actual delivery to the party entitled thereto, (b) by mailing in the United States mails to the last known address of the party entitled thereto, via certified or registered mail, postage prepaid and return receipt requested, (c) by telecopy with confirmation of receipt or (d) by electronic mail, utilizing notice of undelivered electronic mail features.  The notice, request or other communication shall be deemed to be received (a) in the case of delivery, on the date of its actual receipt by the party entitled thereto, (b) in the case of mailing by certified or registered mail, five days following the date of such mailing, (c) in the case of telecopy, on the date of confirmation of receipt or (d) in the case of electronic mail, on the date of mailing, but only if a notice of undelivered electronic mail is not received.

3.6.         Governing Law.  The Option, this Award Agreement, and all determinations made and actions taken pursuant thereto and hereto, to the extent otherwise not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without regard to principles of conflicts of laws.

3.7.         Counterparts.  This Award Agreement may be executed in counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

Telephone and Data Systems, Inc. By:______________________________ <<NAME>> <<TITLE>>

Accepted this ______ day of

______________________, 20_____.

_____________________________

Optionee

TELEPHONE AND DATA SYSTEMS, INC. 2011 LONG-TERM INCENTIVE PLAN

20__ STOCK OPTION AWARD AGREEMENT

BENEFICIARY DESIGNATION FORM

You may designate a primary beneficiary and a secondary beneficiary.  You can name more than one person or entity as a primary or secondary beneficiary.  For example, you may wish to name your spouse as primary beneficiary and your children as secondary beneficiaries.  Your secondary beneficiary(ies) will receive nothing if any of your primary beneficiaries survive you.  All primary beneficiaries will share equally unless you indicate otherwise.  The same rule applies for secondary beneficiaries.

Designate Your Beneficiary(ies):

Primary Beneficiary(ies) (give name, address and relationship to you):

___________________________________________________

___________________________________________________

___________________________________________________

Secondary Beneficiary(ies) (give name, address and

relationship to you): __________________________________

___________________________________________________

___________________________________________________

___________________________________________________

I certify that my designation of beneficiary set forth above is my free act and deed.

Name (please print)	Signature
Date